UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒          Soliciting Material Under Rule 14a-12

DWS GLOBAL HIGH INCOME FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
ARTHUR D. LIPSON
NEIL CHELO
ROBERT H. DANIELS
GREGORY R. DUBE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Investment LLC (“Western Investment”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting meeting of stockholders (the “Annual Meeting”) of DWS Global High Income Fund, Inc. (the “Fund”).  Western Investment has has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  June 21, 2010, Western Investment issued the following press release:

The Following is a Statement by Western Investment LLC
DEUTSCHE BANK to UNITED STATES SENATE and SEC: DROP DEAD

Press Release Source: Western Investment LLC On Monday June 21, 2010, 1:21 pm EDT

NEW YORK--(BUSINESS WIRE)--Western Investment LLC (“Western Investment”) is becoming increasingly concerned regarding the cavalier attitude towards adherence to even the most minimal standards of corporate governance of Deutsche Bank AG (NYSE: DB - News), the parent company of Deutsche Investment Management Americas Inc. (together with its affiliates, “Deutsche”), which is the investment adviser of each of DWS Enhanced Commodity Strategy Fund, Inc. (NYSE: GCS - News), DWS RREEF World Real Estate & Tactical Strategies Fund, Inc. (NYSE: DRP - News), DWS Global High Income Fund, Inc. (NYSE: LBF - News), DWS Dreman Value Income Edge Fund, Inc. (NYSE: DHG - News), DWS Multi-Market Income Trust (NYSE: KMM - News), DWS Strategic Income Trust (NYSE: KST - News) and DWS High Income Trust (NYSE: KHI - News). Western Investment is a significant shareholder in many of Deutsche’s closed-end funds.

Deutsche closed-end funds have abysmal corporate governance records of disregarding fundamental shareholder rights when doing so has served Deutsche’s interests. In fund after fund there is a laundry list of entrenchment devices employed by Deutsche to keep Deutsche’s hand-picked board in office and those funds’ capital under Deutsch management. These anti-shareholder actions by the Deutsche closed-end funds do not just hurt shareholders, they disregard pending legislation in the United States Senate, recent statements by the Director of the SEC’s Division of Investment Management, the views of all major proxy advisory firms and public policy.

The proposed Wall Street reform bill, which was recently passed by the United States Senate (S. 3217- Restoring American Financial Stability Act of 2010), includes a provision requiring that issuers eliminate absolute majority vote requirements or otherwise face delisting. A significant majority of S&P 500 companies already comply. This means that someday soon GCS and the other Deutsche closed-end funds may finally have to change their long criticized practice of employing an absolute majority voting standard for the election of directors - a threshold that is nearly impossible to attain in a contested election. The absolute majority voting standard requires that to be elected a nominee receive the affirmative vote of a majority of the shares outstanding and entitled to vote. Why do GCS and Deutsche continue to fight U.S. policy? Must an action be prohibited before Deutsche will discontinue it?

Further, in a speech in November 2009, Andrew Donohue, the Director of the SEC’s Division of Investment Management, reviewed numerous practices taken by independent directors of investment companies and expressed his personal views when commenting on the legality of such practices - practices continuously used by Deutsche for its own benefit, to the detriment of shareholders.

•
Mr. Donohue criticized classic entrenchment maneuvers identical to those employed by the Deutsche directors - delaying the annual meeting and the imposition of a requirement that the election of directors requires the affirmative vote of a majority of outstanding shares.

•	Mr. Donohue stated that “the effect of the [meeting] delay is to postpone the ability of the shareholders to replace the existing board.”

•	He similarly noted that the absolute majority voting rule “amounts to an anti-takeover device that keeps the existing board in place.”

•
Donohue also criticized the adoption by a fund, or more particularly its board, of state law provisions, such as the Maryland Control Share Acquisition Act, that restrict the voting rights of the shareholders, stating “even when state law authorizes it, [the adoption] may be inconsistent with federal law and not in the best interest of the fund and its shareholders.” Mr. Donohue continued, “In my view, a provision which denies a shareholder deemed to posses ‘control shares’ the right to vote those shares constitutes a denial of equal voting rights and may violate the fundamental requirement that every share of the fund’s stock be voting stock.”

A perfect example of Deutsche’s embarrassing actions can be found at DWS Enhanced Commodity Strategy Fund, Inc. (formerly named DWS Global Commodities Stock Fund, Inc.) (“GCS”). At GCS’s 2008 annual meeting of shareholders, Western Investment’s five director nominees received the vast majority of votes by a margin of 64% to 36%. But, because GCS had an absolute majority voting standard for the election of directors, it declared that no directors were elected, so the five Deutsche nominee incumbents who received the five lowest vote totals were declared by the fund as the winners (“holdovers” is the polite legal term they used) and have served as directors ever since, without election. Following the striking 2008 vote of no-confidence by shareholders, GCS recognized that if it repeated this conduct in 2009, and declared a second consecutive “failed” election, under then-current law, any shareholder could have petitioned for GCS’ dissolution. So rather than repeal the majority vote provision bylaw and assure that shareholders could elect directors, GCS simply declined to hold an annual meeting in calendar 2009. It took a lawsuit from Western Investment to compel GCS to even schedule a shareholder meeting in 2010.

At GCS’s 2010 annual meeting, there are eight directors up for election. Western Investment has filed a proxy seeking the election of its eight nominees at GCS’s long overdue 2010 annual meeting. Of GCS’s eight nominees, four of the incumbents were never even elected by shareholders. Because GCS still continues to maintain an absolute majority voting requirement, it is nearly certain that once again no directors will be elected. The absolute majority vote bylaw is designed to make contested elections fail. You should know that Deutsche is employing this device to keep the unpopular and unelected incumbents in office at many of their other closed-end funds, including as recently as May 24, 2010 at the annual shareholders meeting of DWS Dreman Value Edge Fund, Inc. where Western Investment’s four director nominees received the vast majority of votes by a margin of 57% to 43%. How is that fair to shareholders? How is that acceptable corporate governance?

A number of the Deutsche closed-end funds have also recently unilaterally decided that “if an annual meeting is called for the purpose of considering the election of Board Members, and a then current Board Member up for election is not elected and such Board Member’s successor is not elected and qualified, then the current Board Member shall remain a member of the relevant class, holding office until the annual meeting held in the third succeeding year after such annual meeting is initially called and until the election and qualification of such Board Member’s successor, if any, or until such current Board Member sooner dies, resigns, retires or is removed.” In other words, if they win they get 3-year terms, and if they don’t win, they still get 3-year terms. It is quite obvious that the Deutsche Board does not care about the vote of shareholders and is using the absolute majority voting standard to ensure that its hand-picked directors will serve in near perpetuity. We are not alone in thinking that this represents an abuse and manipulation of shareholder democracy. Not only does such action counter disclosure provided to shareholders in the respective funds’ offering documents, we believe it violates the Investment Company Act of 1940.

In an attempt to resolve this matter, Western Investment recently sent a detailed letter to Richard Walker, General Counsel to Deutsche Bank AG. Sadly, Mr. Walker declined to address any of these material issues with Western Investment, referring Western Investment instead to Deutsche Bank’s high priced corporate law firm. Why is Deutsche Bank afraid to have an open and honest discussion on this matter?

Each shareholder has a choice, Western Investment urges shareholders to vote against the Deutsche closed-end fund’s entrenched directors in the upcoming annual meetings of GCS, DRP and LBF.

Contact:

Western Investment LLC
Arthur D. Lipson, 801-942-7803
info@fixmyfund.com

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western Investment LLC (“Western Investment”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of DWS Global High Income Fund, Inc. (the “Fund”).

WESTERN INVESTMENT STRONGLY ADVISES ALL STOCKHOLDERS OF THE FUND TO READ THE PROXY STATEMENT AS IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are anticipated to be Western Investment, a Delaware limited liability company, Western Investment Hedged Partners L.P., a Delaware limited partnership (“WIHP”), Western Investment Activism Partners LLC, a Delaware limited liability company (“WIAP”), Western Investment Total Return Partners L.P., a Delaware limited partnership (“WITRP”), Arthur D. Lipson, Robert H. Daniels, Gregory R. Dube and Neil Chelo (collectively, the “Participants”).

As of the date of this filing, WIHP, WITRP and WIAP beneficially own 288,873, 284,714 and 166,976 Shares, respectively.  As the managing member of WIAP and the general partner of each of WIHP and WITRP, Western Investment may be deemed to beneficially own the 740,563 Shares owned in the aggregate by WIHP, WITRP and WIAP, in addition to the 900 Shares it holds directly.  As the managing member of Western Investment, Mr. Lipson may be deemed to beneficially own the 741,463 Shares beneficially owned by Western Investment, in addition to the 2 Shares he owns directly.

None of Messrs. Chelo, Daniels or Dube directly owns any Shares.  As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of Messrs. Chelo, Daniels and Dube may be deemed to beneficially own the 741,465 Shares beneficially owned in the aggregate by the other Reporting Persons.  Each of Messrs. Chelo, Daniels and Dube disclaims beneficial ownership of such Shares.